EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-44827 of NetSpeak Corporation on Form S-8 of our report dated February 3, 1998, appearing in this Annual Report on Form 10-K of NetSpeak Corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Fort Lauderdale, Florida
March 20, 1998


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